EXHIBIT 11- Statement Re: Computation of Per Share Earnings

CARROLLTON BANCORP



                                      Quarter Ended           Nine Months Ended
                                      September 30              September 30
                                -----------------------   -----------------------
                                   1998         1997         1998         1997
                                ----------   ----------   ----------   ----------

Average Shares Outstanding (A)   1,434,199    1,463,738    1,445,765    1,463,738
                                ----------   ----------   ----------   ----------
                                ----------   ----------   ----------   ----------


Net income                      $1,657,808     $627,590   $2,600,805   $1,745,298

Divide by average shares
outstanding                      1,434,199    1,463,738    1,445,765    1,463,738
                                ----------   ----------   ----------   ----------

Earnings per share--Basic            $1.16        $0.43        $1.80        $1.19
                                ----------   ----------   ----------   ----------
                                ----------   ----------   ----------   ----------


(A) Adjusted to reflect the effect of a 5% stock dividend declared January 22, 1998.







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